                                                                  EXHIBIT 10.17


                        VEHICLE TITLE NOMINEE AGREEMENT
                        -------------------------------

          THIS VEHICLE TITLE NOMINEE AGREEMENT (this "Agreement") is made as of
                                                      ---------
this 17th day of October, 1996, by and between Ryder Truck Rental, Inc., a Florida corporation ("Seller"), and RCTR, Inc., a Delaware corporation ("Buyer")
                      ------                                             -----
and a wholly-owned subsidiary of Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), a Delaware corporation ("Ryder TRS"). Except as otherwise specified, capitalized
                       ---------
terms used but not defined herein have the respective meanings set forth in the Purchase Agreement (as defined herein).

          WHEREAS, the execution and delivery of this Agreement is a condition to each of Seller's and Ryder TRS's obligation to conclude the transactions contemplated by the Asset and Stock Purchase Agreement, dated as of September 19, 1996, by and between Seller and Ryder TRS (the "Purchase Agreement");
                                                    ------------------

          WHEREAS, at the Closing and pursuant to the terms of the Purchase Agreement, (a) Ryder TRS will assume certain liabilities of Seller, (b) Ryder TRS will acquire certain of the operating assets of Seller's Consumer Truck Rental Division, other than the Trucks and the car carriers owned by Seller at the Closing and included in the Assets sold (the "Vehicles"), and (c) Buyer will
                                                  --------
acquire the Vehicles;

          WHEREAS, due to the administrative impossibility and the prohibitive costs associated with the transfer of the voluminous number of titles to the Vehicles, title to the Vehicles will not be transferred to Buyer at the Closing, but instead, from and after the Closing, Seller will act as Buyer's nominee title holder of the Vehicles pursuant to the terms hereof; and

          WHEREAS, Seller and Buyer desire to confirm their respective interests in and obligations with respect to the Vehicles and to provide for certain other matters relating to the use and disposition of the Vehicles;

          NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, hereby agree as follows:

      1.   Term.  This Agreement will commence on the Closing and will remain in
           ----
full force and effect until such date and time as none of the Vehicles are titled in the name of Seller; provided that the terms and provisions of Section 6 shall survive indefinitely.

      2.   Appointment of Seller as Nominee Title Holder; Power of Attorney.
          ----------------------------------------------------------------

      (a) Buyer hereby appoints Seller as nominee title holder of the Vehicles and Seller hereby agrees to serve as Buyer's designated agent in such capacity as described herein.

      (b) Seller hereby grants Buyer a power of attorney substantially in the form of Exhibit A attached hereto to (i) transfer the title to any Vehicle
             ---------
     from the name of Seller to the name of Buyer or the name of a third party,
     (ii) reflect on the certificate of title of any Vehicle the interest of any lienholder and (iii) execute such other documents and instruments as may be necessary to effect any such transfer or reflect any such interest.

      3.   Interests in the Vehicles. Notwithstanding the fact that title to the
           -------------------------
Vehicles will remain in the name of Seller on and after the Closing, Seller and Buyer hereby acknowledge that, on and after the Closing:

      (a) except as set forth in subsection (b) below, Buyer is entitled to and shall have all incidents, benefits and risks of ownership of the Vehicles, including, without limitation, the sole right to operate, rent, sell and otherwise transfer and dispose of the Vehicles; and

      (b) Seller has no direct or indirect ownership or other interest in the Vehicles, except such rights and obligations with respect to the Vehicles as are required by Buyer's appointment of Seller as nominee title holder of the Vehicles as set forth herein.

      4.   Transfer of Vehicle Titles.
           --------------------------

      (a)  General.  Seller and Buyer agree that Buyer may (i) transfer title
           -------
     to any Vehicle from the name of Seller to the name of Buyer or a third party (but in no event, once transferred, re-register title from Buyer to Seller) or (ii) reflect on the certificate of title of any Vehicle the interest in such Vehicle of any lienholder.

      (b)  Transfer as Required by Seller.
           ------------------------------

           (i)  On or After the Six-Month Anniversary of the Closing. Buyer will
               ----------------------------------------------------
     take all necessary action to insure that no Vehicles remain titled in the name of Seller on or after the six-month anniversary of the Closing. In connection therewith, on the six-month anniversary of the Closing, Buyer will submit to Seller an officer's certificate of Buyer (A) stipulating that no Vehicles remain titled in the name of Seller or (B) in the event any Vehicles remain titled in the name of Seller, a schedule of all such Vehicles by vehicle identification number and, upon Seller's request, all title documents with respect to such Vehicles. Buyer hereby agrees that the power of attorney granted to Buyer pursuant to Section 2(b) shall expire upon the six-month anniversary hereof and that after such time Seller shall have the exclusive power and authority to transfer title to any Vehicle that remains titled in the name of Seller to the name of Buyer (whether or not such Vehicle is scheduled in the officer's certificate referred to in the preceding sentence).

           (ii)  Prior to the Six-Month Anniversary of the Closing. Prior to the
                 -------------------------------------------------
     six-month anniversary of the Closing (but during the term of this Agreement), Seller may require Buyer to transfer title of any or all of the Vehicle(s) from the name of Seller to the name of Buyer by delivering written notice of such request to Buyer. Within 15 business days of receipt of such written notice, Buyer agrees to use its reasonable best efforts to transfer title of any such Vehicle(s) from the name of Seller to the name of Buyer. If Buyer fails to transfer title of any such Vehicle(s) from the name of Seller to the name of Buyer within such 15 business days, (i) Buyer will immediately deliver to Seller all title documents with respect to such Vehicle(s), and (ii) Seller shall have the power and authority to transfer title to any such Vehicle(s) that remains titled in the name of Seller to the name of Buyer. Upon and after such title transfer, Seller shall immediately deliver to Buyer all title documents with respect to such Vehicle(s).


     5.  Insurance.  During the term of this Agreement, Buyer will maintain the
         ---------
types of insurance, in the coverage limits, listed in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE
                           -------------------------

Type of Insurance Policy           Coverage Limits
------------------------           ---------------

Standard Automobile Liability      Twenty-Five Million and no/100
Insurance Policy (the "Auto-       Dollars ($25,000,000,000.00)
mobile Liability Insurance         Per Occurrence with an excess
Policy")                           layer of at least Fifty Million
                                   and no/100 Dollars
                                   ($50,000,000.00) aggregate


Commercial General Liability       Seventy-Five Million and no/100

Insurance Policy with Broad        Dollars ($75,000,000.00)
Form Contractual Liability
Insurance Coverage (the "CGL
Insurance Policy")

Workers Compensation               Statutory

Employer's Liability               Five Million and/100 Dollars
                                   ($5,000,000.00)


In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, Buyer shall cause the coverage provided by each such policy to be kept in place for a period of one (1) year after the effective date of termination or expiration of this Agreement.

          Buyer may self insure up to One Million Dollars ($1,000,000) as a deductible.

          Insurance Policy Requirements.
          -----------------------------

          1.   Each Liability Insurance Policy shall:

               (1) be written by an insurance company reasonably acceptable to Seller (it being understood that an insurance company rated A- or better by A.M. Best & Company is acceptable);

               (2) name Buyer as insureds, and be amended to name Seller, its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

               (3) provide that if such insurance is canceled, or any material change is made in the coverage which affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insured for thirty
                    (30) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

               (4) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

               (5) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Buyer or any other Person and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Buyer or any other Person;

               (6) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

               (7) in accordance with the terms and conditions of the contractual liability coverage provided by such Insurance Policy, insure the obligations of Buyer to indemnify the Additional Insureds hereunder.

The first Twenty-Five Million Dollars ($25,000,000) of automobile liability insurance and general liability insurance shall be on an occurrence form. The first Twenty-Five Million Dollars of automobile liability insurance shall not be subject to any annual aggregate limit of liability.

          Each liability Insurance Policy and any all-risks Insurance Policy of Buyer which covers Vehicles shall waive any rights of subrogation against the Additional Insureds, except to the extent of Seller's obligations to indemnify Buyer pursuant to Section 6(b) below.

          Proof of Insurance.  Upon execution of this Agreement, from time to
          ------------------
time at Seller's request, and any time a new policy is to go into effect, Buyer shall provide Seller with insurance certificates and other evidence, reasonably satisfactory to Seller, that the benefits and coverage required by this Section are in full force and effect. The certificate shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this Section. Seller shall have no duty to examine such insurance certificates or the Insurance Policies to verify compliance. Buyer shall provide a copy of its insurance policies to Seller promptly following a request therefor, if available. Failure to keep such Insurance Policies in effect while any Vehicle is in Seller's name will cause immediate and irreparable harm for which monetary damages would be inadequate. Accordingly, in the event of such a breach, Seller will be entitled to equitable relief, including specific performance, which remedy shall not be exclusive, but shall be in addition to, all other remedies available at law or in equity.

          6.  Indemnification.
              ---------------

          (a) Buyer hereby agrees to indemnify and hold harmless Seller, its employees, officers, directors, contractors, agents and affiliates (the "Seller Indemnified Parties") from and against any actual or alleged claim, damage, loss, liability, expense and tax (including, without limitation, reasonable costs of investigation and attorney's fees and expenses) (collectively, "Losses") (other than any matter for which Seller
                     ------
     indemnifies or holds Buyer or Ryder TRS harmless hereunder or the Purchase Agreement) in any way arising out of or related to the Vehicles from and after the Closing, whether due to Seller's holding legal title to any Vehicle, Seller's appointment as nominee title holder of the Vehicles or Seller's performance under this Agreement, including, without limitation, Losses arising out of or related to (i) Seller's grant of power of attorney to Buyer pursuant to Section 2(b), (ii) claims for personal injury (including death) or property damage involving any Vehicle from and after the Closing, including, without limitation, any claims in excess of or not otherwise covered by any Insurance Policy, and any vicarious liability, ownership liability or similar such liability for such claims, (iii) any personal property taxes payable with respect to the Vehicles subsequent to the Closing and (iv) Seller's transfer of title to the name of Buyer on or after the six-month anniversary of the Closing. Buyer will, at Seller's option, defend the Seller Indemnified Parties from any Losses under this
     Section 6(a) with counsel reasonably acceptable to the Seller.

          b. Seller hereby agrees to indemnify and hold harmless Buyer, its employees, officers, directors, contractors, agents and affiliates (the "Buyer Indemnified Parties") from and against any Losses (other than any matter for which Buyer or Ryder TRS indemnifies or holds Seller harmless hereunder or the Purchase Agreement) arising out of or relating to any claim by a creditor of, or purchaser of a Vehicle (other than Buyer or Ryder TRS) from, Seller with respect to a Vehicle or any proceeds thereof as a result of (i) Seller's retention of legal title to any Vehicle on or after the Closing, (ii) Seller's appointment as nominee title holder of the Vehicles or (iii) Seller's breach under this Agreement, whether direct or indirect, and whether any such Losses are incurred by Buyer or the Collateral Agent; provided, however, that such indemnity shall not extend to any Losses arising out of or relating to any claim made on a Vehicle by a purchaser purchasing such Vehicle from or at the direction of Buyer, Ryder TRS or the Collateral Agent. "Collateral Agent" means Citicorp,
                                          ----------------
     U.S.A., Inc. and its successors and assigns, as collateral agent. Seller will, at Buyer's option, defend the Buyer Indemnified Parties from any Losses under this Section 6(b) with counsel reasonably acceptable to the Buyer.

          7.  Acknowledgments by Seller.  Seller hereby acknowledges and
              -------------------------
consents to the following:

          (a) Buyer may, with notice to Seller, assign, pledge and grant to the Collateral Agent a first priority, perfected security interest in all of Buyer's right, title and interest in and to, among other things, (i) the Vehicles, (ii) any repurchase program associated with any Vehicle, (iii) the title documents for the Vehicles and (iv) this Agreement; and

          (b) upon such assignment, the Collateral Agent as assignee of Buyer's rights hereunder shall be entitled to enforce the indemnity set forth in
     Section 5(b) above against Seller and Seller agrees to pay any amounts due with respect to such indemnity directly to the Collateral Agent.

          8.  Remittance of Proceeds; Payment of License Fees.  In the event
              -----------------------------------------------
that Seller receives any (a) payments in respect of Vehicles traded or sold to manufacturers or auction dealers after the Closing representing repurchase prices from such vehicle manufacturers or auction dealers under repurchase programs, (b) proceeds from the sale of Vehicles (other than pursuant to a repurchase program or a sale accomplished under the Used Truck Sale Agreement),
(c) insurance proceeds in respect of Vehicles payable with respect to insurable events occurring after Closing, other than any proceeds received pursuant to an Insurance Policy or (d) any other payment or proceeds in respect of Vehicles, in each case, other than any payments received pursuant to Section 6(a) or pursuant to an agreement between Seller and an affiliate of Buyer or which constitutes Excluded Assets, it shall, promptly upon receipt, but in no event later than seven days from receipt, forward such proceeds to a bank account designated by Buyer. Buyer will, promptly after execution of this Agreement, set up a bank account(s) for remittance of proceeds and with sufficient funds in it at all times to pay for any licensing fees or other amounts for which Buyer is responsible. Buyer will make the necessary arrangements so that Seller may draw on such bank account(s) to cover such amounts.

          9.  Further Assurances.  Each of Seller and Buyer will, from time to
              ------------------
time, execute and deliver such further instruments and render such further assistance as the other party may reasonably request in order to carry out the transactions contemplated herein; provided, however, that such instruments will be prepared by Buyer.

          10. No Third Party Beneficiaries.  This Agreement will not confer any
              ----------------------------
rights or remedies upon any Person other than Seller, Buyer, the Seller Indemnified Parties, the Buyer

Indemnified Parties, the Collateral Agent and their respective successors and permitted assigns.

          11.  Entire Agreement.  This Agreement and the other agreements
               ----------------
specifically referenced herein constitute the entire agreement between Seller and Buyer with respect to the subject matter hereof (with the exception of other agreements entered into pursuant to or in connection with the Purchase Agreement) and supersede any prior understandings, agreements, or representations by or among Seller and Buyer, written or oral.

          12.  Succession and Assignment.  This Agreement will be binding upon
               -------------------------
and inure to the benefit of Seller, Buyer and their respective successors and permitted assigns. Neither Seller nor Buyer may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other; provided, however, that (a) Seller may without the prior
                       --------  -------
written approval of Buyer (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder and (b) Buyer may without the prior written approval of Seller assign any rights and interests hereunder as provided in Section 7 (in either of which cases Buyer nonetheless will remain liable and responsible for the performance of all of its obligations hereunder).

          13.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          14.  Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

          15.  Notices.  All notices, requests, demands, claims and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to Seller:
               ------------

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida 33166
               Attention:  President
               Telecopy:

               With Copies to:
               --------------

               Ryder System, Inc.

               3600 N.W. 82nd Avenue
               Miami, Florida 33166
               Attention:  General Counsel


               If to Buyer:
               -----------

               RCTR, Inc.
               8669 N.W. 36th Street
               Miami, Florida  33166
               Attention:  President
               Telecopy:  (305) 470-7951

               With Copies to:
               --------------

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, NY 10022
               Attention: Thomas M. Cerabino, Esq.
               Telecopy:  (212) 821-8111

Any party hereto may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          16.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          17.  Amendments and Waivers.  No amendment of any provision of this
               ----------------------
Agreement will be valid unless the same will be in writing and signed by each of Seller and Buyer. No waiver by either Seller or Buyer of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          18.  Severability.  Any term or provision of this Agreement that is
               ------------
invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          19.  Construction.
               ------------

          (a) General.  The language used in this Agreement will be deemed to be
              -------
     the language chosen by Seller and Buyer to express their mutual intent, and no rule of strict construction will be applied against either Seller or Buyer.

          (b) Title; Titling.  As used in this Agreement, the term "title"
              --------------
     refers to a certificate of title or other similar form of vehicle title and is intended by Seller and Buyer to include the terms "vehicle registration" and "vehicle license plate," unless specified otherwise. Similarly, unless specified otherwise, "titling" will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

                             *    *    *    *    *

       IN WITNESS WHEREOF, the parties hereto have duly executed this Vehicle Title Nominee Agreement as of the date first above written.

                              RYDER TRUCK RENTAL, INC.



                              By: /s/ Dwight D. Denny
                                 -----------------------------------
                                 Name: Dwight D. Denny
                                 Title: Executive Vice President of
                                        Development


                              RCTR, INC.



                              By: /s/ Dean Anderson
                                 -----------------------------------
                                 Name: Dean Anderson
                                 Title: Vice President and
                                        Assistant Secretary

                                                                       EXHIBIT A
                                                                       ---------
                               POWER OF ATTORNEY
                               -----------------

          THIS POWER OF ATTORNEY is made as of this [ ] day of October, 1996 from Ryder Truck Rental, Inc., a Florida corporation ("Seller") to RCTR, Inc., a
                                                       ------
Delaware corporation ("Buyer").  Except as otherwise specified, capitalized
                       -----
terms used but not defined herein have the respective meanings set forth in the Agreement (as defined herein).

          WHEREAS, pursuant to the Vehicle Title Nominee Agreement made as of the date hereof, by and between Seller and Buyer (the "Agreement"), Seller has
                                                       ---------
agreed to grant to Buyer a power of attorney;

          NOW THEREFORE, in consideration of the mutual promises contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer intending to be legally bound, hereby agree as follows:

          1.   Term.  This Power of Attorney will commence on the Closing and
               ----
will remain in full force and effect until the six-month anniversary of the Closing or such date and time as none of the Vehicles are titled in the name of Seller, whichever occurs first.

          2.   Power of Attorney.
               -----------------

          (a) Seller hereby irrevocably constitutes and appoints Buyer its agent and attorney-in-fact to do or cause to be done any of the following things:

               (i) transfer the legal title to any Vehicle from the name of Seller to the name of Buyer or to the name of a third party determined by Buyer;

               (ii) reflect on the certificate of title of any Vehicle the interest of any lienholder;

               (iii) file all reports required to be filed with respect to the Vehicles with local governmental authorities (other than taxing authorities); and

               (iv) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by Buyer in its discretion to effect the foregoing, including the execution and delivery of such other documents and instruments as may be necessary to effect any such transfer or reflect any such interest.

          (b) All persons dealing with Buyer, as attorney-in-fact, may rely and act upon any writing believed in good faith to be signed by Buyer.

          (c) Buyer is hereby empowered to determine, in its discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon Buyer shall be exercised.

          (d) Buyer shall not receive any compensation for any services rendered hereunder.

                              RYDER TRUCK RENTAL, INC.



                              By:
                                 -------------------------------------
                                 Name:
                                 Title:



                                      -2-